                                                                    EXHIBIT 99.8

                        LICENSE AND MARKETING AGREEMENT


          This Agreement, made as of June 6, 1996, by and between Pure Software Inc., a Delaware corporation ("Licensor") and Atria Software, Inc., a Massachusetts corporation ("Licensee").

          WHEREAS, Licensor is the owner of the Software (as defined in Section 1 below), Licensee desires to obtain certain rights and licenses to the Software, and Licensor desires to grant Licensee such rights and licenses in accordance with the terms set forth below; and

          WHEREAS, Licensee and Licensor desire to set forth their respective rights and obligations in the event that the Merger Agreement (as defined in Section 1 below) is terminated under certain conditions;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Definitions.
              -----------

              In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

          (a) "Affiliate" shall mean, with respect to any person or entity, any other person or entity that is controlled by, under common control with, or controls such person or entity.

          (b) "End-Users" shall mean third party end-user customers receiving the Software from, directly or indirectly, Licensee pursuant to this Agreement.

          (d) "Merger Agreement" shall mean the Licensor and Licensee have entered into an Agreement and Plan of Reorganization dated as of June 6, 1996.

          (e) "New or Related Products" shall mean all enhancements, modifications, future versions, translations, derivative works, add-ons and extensions of or to the Software or any functionality or features of the Software, developed or created by Licensee. However, "Updates" are not included as "New or Related Products."

          (f) "Net Revenue" shall mean any and all license fee or maintenance, support or other service fee revenue generated by the licensing (directly or indirectly) of the Software or any New or Related Product by Licensee, or the provision of services by Licensee with respect to the Software or any New or Related Product, constituting revenue recognizable by Licensee under generally accepted accounting principles consistently applied, less discounts given, credits taken, and any applicable excise, property, VAT, sales and use, withholding or similar taxes paid or withheld with respect to amounts paid or payable to Licensee.

          (g) "Software" shall mean the defect tracking software marketed by Licensor and the related end user, technical and instructional manuals and documentation, in the version currently distributed by Licensor as of the date hereof, and all Updates, and all new releases, successor versions and modifications to such related end user, technical and instructional manuals and documentation.

          (h) "Source Code" shall mean the source code version of the Software including, without limitation, all accompanying programmer's documentation, build procedures and similar materials provided in connection with such source code, and all enhancements, modifications, future versions, translations, derivative works, add-ons and extensions of or to such source code.

          (i) "Updates" shall mean all enhancements, all new releases, modifications, future versions, translations, derivative works, add-ons and extensions of or to the Software or any functionality or features of the Software, developed or created by Licensor.

     2.0  Effective Time and License Grants.
          ---------------------------------

          2.1  Effective Time.
               --------------

          This Agreement will take effect if and only upon termination of the Merger Agreement by East pursuant to Sections 7.1(b), (c), (d), (g), (h), or
(i), or by Pure pursuant to Section 7.1(l), of the Merger Agreement.

          2.2  License Grants.
               --------------

               (a) Licensor hereby grants Licensee a worldwide, non-exclusive, royalty bearing license to use, reproduce, display, market, demonstrate, sublicense and otherwise distribute (either directly or indirectly) copies of the Software in machine executable object code form and translate, modify and prepare derivative works of the documentation and other related materials. Licensee may distribute the Software in machine executable object code form directly to end-users ("End-Users") or through Licensee's OEMs, VARs or other resellers or distributors in the chain of distribution to End-Users, provided that Licensee sublicenses the Software to End-Users and Licensee's OEMs, VARs or other resellers or distributors pursuant to license agreements Licensee then uses to sublicense its own products, and such distributor, reseller and other similar agreements used by Licensee with respect to its own products. The foregoing includes all rights necessary for (1) copying and distributing the Software for purposes of sublicensing to End-Users, (2) demonstration or training activities in support of such distribution, and (3) the support or maintenance of the Software. Licensee will enforce intellectual property rights under this Agreement in the same manner and to the same extent as it does with respect to its own products, and in any event in a manner reasonably prudent in light of software industry practices.

               (b) Licensor hereby grants to Licensee a royalty-bearing perpetual, non-exclusive, unlimited, world wide, right and license to install, execute, operate, reproduce, modify, create derivative works of or otherwise use Source Code, but solely for the purpose of supporting and maintaining the Software (including, without limitation, the purpose of creating, supporting and maintaining, New or Related Products).

               (c) Licensor hereby grants to Licensee a royalty bearing, perpetual, exclusive, unlimited, world wide, right and license to install, execute, operate, reproduce, modify, create derivative works of, and use, display, market, demonstrate, sublicense and otherwise distribute, the New or Related Products; provided that the foregoing does not grant an exclusive license with respect to those elements of any New or Related Product that also constitute Software.

               (d) Licensor hereby grants Licensee a non-exclusive, royalty free, worldwide, right and license to use and reproduce the trademarks used by Licensee to identify the Software, for the limited purpose of manufacturing, marketing, sublicensing and otherwise distributing, the Software under and in accordance with this Agreement. Licensee agrees that (i) such marks, together with the goodwill of the business symbolized thereby are the sole and exclusive properties of Licensor, and (ii) the Licensee shall not use any such marks in a disparaging manner, and shall use correct trademark notices on all materials which use the marks (which notices shall specifically identify the Licensor as the owner or licensee of the marks).

     3.0  Licensor's Support Obligations.
          ------------------------------

          3.1  Maintenance and Support.
               -----------------------

               (a) Licensee is authorized to provide maintenance and support to End-Users, at its own expense through the use of its own resources, including, but not limited to, the types of maintenance and support set forth in Exhibit A. Such maintenance and support may be provided,
                       ---------
          at Licensee's option, through Licensee's OEMs, VARs or other distributors in the chain of distribution to End-Users.

               (b) Licensor shall use its reasonable efforts to provide Licensee with technical assistance, advise and instructions concerning the Software in such a manner and with response times so as to reasonably permit Licensee to be able to meet its support and maintenance obligations to its customers under Licensee's standard maintenance terms set forth in Exhibit A, and to correct errors and defects in the Software, as set forth on Exhibit A, as such terms may be modified in
                                    ---------
          a manner and to an extent as may not impose an unreasonable burden on Licensor.

               (c) Licensor shall make available and provide to End-Users, either directly or through Licensee and Licensee's OEMs, VARs or other resellers or distributors, any support, maintenance, training or other Software related services that Licensor makes generally available to its end user customers using the Software, on as favorable a basis, including, without limitation, the availability of such services, and the prices, fees, and other terms and conditions applicable to such services, as Licensor makes generally available to its own end user customers, OEMs, VARs or other resellers or distributors, respectively.

          3.2  Marketing Support.  Licensor shall cooperate and assist Licensee
               -----------------
in product integration, joint marketing and sales support activities designed to assist Licensee in marketing and distributing the Software. The following activities are examples of the types of activities contemplated under this
Section 3.2 (activities are not limited to this list):

               (a) Joint press announcements of the availability of the Software from Licensee.

               (b) Joint participation in trade shows and other customer events.

               (c) Training programs for Licensee's sales and support personnel.

               (d) Joint advertising and promotion of the Software.

               (e) Inclusion of Licensor in appropriate Licensee related marketing efforts.

               (f) Licensor will make beta versions of the Software available to Licensor and End-users for use as partner and beta sites as early as possible, and shall make all Software related evaluation, beta, user group and other similar programs available to on as favorable a basis, including, without limitation, the availability of such services, and the prices, fees, and other terms and conditions applicable to such services, as Licensor makes available to its own end user customers, OEMs, VARs or other resellers or distributors.

               (g) Licensor will provide Licensee with one master, camera-ready versions of all promotional literature for Licensee to promote, solicit and obtain orders for the Software.

     4.0  Supply.
          ------

          4.1  Demonstration Copies.  Licensee shall have the right to
               --------------------
distribute unlimited evaluation copies of the Software pursuant to Licensee's standard evaluation program or policies. Upon termination of this Agreement, Licensee shall, at Licensor's request, provide a list of al sites to which it has delivered demonstration copies that have not been returned.

          4.2  Master Set.  Licensor shall deliver to Licensee, a reasonable
               ----------
number of master copies of the Software, and all Updates in a form suitable for reproduction and distribution. Additional copies of such materials shall be made available on an expedited basis upon request in the event the master copies delivered prove to be defective. Licensor shall also deliver to Licensee for use under this Agreement any foreign language translations of the Software's documentation as they become available.

          4.3  Source Code.  Licensor shall provide one copy of the Source Code
               -----------
to Licensee, and shall keep such copy current with all enhancements, modifications, future versions, translations, derivative works, add-ons and extensions of or to such Source Code, promptly upon their availability.

          4.4  Updated Versions.  Licensor shall deliver any Updates of the
               ----------------
Software promptly upon their availability, in the same form as Licensee received with respect to the prior versions of such Software or in another mutually agreed-to format. Licensor shall also deliver to Licensee any other materials necessary for Licensee to incorporate such Updates in existing programming or to supersede prior versions.

     5.0  Payment and Payment Terms.
          -------------------------

          5.1  Payments for Software; Maintenance.
               ----------------------------------

               (a) In consideration of the rights granted to Licensee hereunder, Licensee shall pay Licensor an license fee for each sublicense of the Software and any New or Related Product, which shall be equal to thirty percent (30%) of Licensee's Net Revenue from the licensing of the Software or New or Related Product. The license fee payable pursuant to this subclause (a) shall not apply to licenses granted as part of a combined support and maintenance program, for which fees were paid pursuant to subclause (b) or (c) below.

               (b) For maintenance and support of the Software provided by Licensee pursuant to Section 3.1(c) above, Licensee shall pay to Licensor fifty percent (50%) of Licensee's Net Revenue from the maintenance and support fees attributable to such services.

               (c) For maintenance and support of the Software provided by Licensee pursuant to Section 3.1(a) above, Licensee shall pay to Licensor thirty percent (30%) of Licensee's Net Revenue from the maintenance and support fees attributable to such services.

               (d) All payments to be made pursuant to this Section 5.1 shall be paid in accordance with Section 5.2.

               (e) In the event that the Software or a New or Related Product is licensed in a combined unit with a single price with other software product or products of

          Licensee, the amount deemed to have been paid to Licensee with respect to such combined products shall be deemed to be allocated in the same proportion as the relative list prices of such products.

          5.2  Payment, Accounts and Auditing.  During the term of this
               ------------------------------
Agreement, Licensee shall retain records in accordance with sound accounting practices sufficient to support and verify all payments owing to Licensor. Licensee will provide Licensor, on a monthly basis, within 30 days after the end of each month, a written certification of all amounts which may be due to Licensor hereunder, accompanied by payment of such amounts. Licensor shall, not more than once in any twelve month period, request access to pertinent supporting records of Licensee, upon reasonable notice during normal business hours, for purposes of conducting an annual audit. Such audit shall be conducted by an independent, third party auditing firm, and shall be at Licensor's expense. However, if the audit shows a difference of ten percent (10%) or more between the amount owed to Licensor and the amount actually paid by Licensee to Licensor, Licensor shall pay the cost of such audit and the amount of any under payment.

          5.3  End-User Prices.  Licensee shall have sole responsibility for
               ---------------
establishing and collecting, and shall be entitled to retain, all fees and charges applicable to its End-Users for the sublicense of the Software, or any services provided by Licensee, its OEMs, VARs or other distributors in the chain of distribution to End-Users.

          5.4  Taxes.  Licensee shall collect, report and pay to the relevant
               -----
taxing authority any applicable excise, property, VAT, sales and use, withholding or similar taxes, and any custom duties, levies, and other similar charges that are imposed by any jurisdiction for the sale, lease or license of the Software by Licensee (other than taxes based on Licensor's net income).

     6.0. Confidentiality.
          ---------------

               (a) "Confidential Information" shall mean (i) the terms and conditions of this Agreement, (ii) all Source Code (which shall also be subject to the restrictions set forth in (c) below) and (iii) all information disclosed or made available by one party to the other in the performance of this Agreement and labeled or otherwise designated or identified as confidential or proprietary, including, without limitation, information that relates to the other party's past, present and future research, development and business activities and all items prepared for or submitted to a party in connection with work performed under this Agreement. It does not include information (i) that rightly becomes public through no fault of the receiving party,
          (ii) that the receiving party possessed prior to disclosure by the disclosing party, (iii) that receiving party rightfully receives without obligation of confidence from a third party that is rightfully in possession of such information and has not breached any obligation of confidentiality with respect to the disclosure to the receiving party, or (iv) that is independently developed by the receiving party.

               (b) During the term hereof and after the termination or expiration hereof, the receiving party shall hold all Confidential Information in trust and confidence for the disclosing party and not use any Confidential Information other than pursuant to this Agreement. The receiving party may, with the disclosing party's prior written consent, disclose Confidential Information to those employees, consultants and subcontractors whose services are necessary for the performance of this Agreement and who have agreed in writing to be bound by provisions sufficient in scope to carry out the terms hereof. If any medium containing any Confidential Information is lost, the receiving party shall promptly notify the disclosing party. Upon completion or termination of the receiving party's services hereunder, and upon receipt of the disclosing party's request, the receiving party shall deliver immediately to such disclosing party all media containing any Confidential Information.

               (c) Licensee shall keep in strict confidence, and shall not disclose, nor use for any purpose other than engaging in the activities specified in Sections 2.2(b) or 3.1(a) above, the Source Code or any portion of the Source Code. Licensee shall maintain and use the Source Code only at Licensee's own development facilities, stored and kept secure in the same manner as Licensee's own highly confidential product source code, and access shall be provided only to those of Licensee's employees or consultants or contractors who require access to such information in order to conduct the activities referred to in Sections 2.1(b) or 3.1(a), and who have entered into agreements requiring that they maintain the confidentiality of such information consistent with the terms of this Section 6.

     7.0  Term and Termination.
          --------------------

          7.1  Term.  The term of this Agreement shall commence upon the date
               ----
set forth above and shall continue for five years after the date of this Agreement. Following such original term, this Agreement shall automatically renew for successive two year renewal terms unless terminated pursuant to
Section 7.2.

          7.2  Termination.  This Agreement may be terminated only (1) by either
               -----------
party in the event that the other party has committed a material breach of any of its obligations hereunder which has not been cured within 60 days after the breaching party has received notice thereof, (2) by either party at the end of the first or any subsequent renewal term by giving the other party written notice at least one year prior to the end of such term, or (3) by mutual written agreement of the parties.

          7.3  Survival.  Notwithstanding any termination of this Agreement,
               --------
Licensee's rights and licenses under Sections 2.2 and 3.1(a) concerning support and maintenance shall survive and continue in effect such that Licensee may satisfy its support or maintenance obligations to Licensee's customers during the term remaining under Licensee's support or maintenance contracts or agreements with such customers existing as of the date of termination, provided that (i) Licensor continues to be compensated for such maintenance and support as set forth in Section 5.1, and (ii)

Licensee shall not renew or extend the term of such agreements. In addition, the provisions of Section 6, assurances under Sections 8.1 and 8.9, and the general limitations contained in Sections 8.2 and 8.3, and 8.12 and 8.15 shall survive any termination of this Agreement and continue in effect in accordance with their terms.

     8.0  Miscellaneous.
          -------------

          8.1  Warranties.
               ----------

               (a) Licensor warrants that: (i) it is the holder of all right, title, and interest in and to the Software; (ii) it has the full power and authority to enter into and perform this Agreement without the consent of any third party; (iii) the entering into and performance of this Agreement will not violate any agreement or contract to which Licensor is a party; (iv) the current version of the Software will operate and otherwise be in substantial conformance with the specifications set forth in the end user or technical manuals, instructions or other similar documentation issued by Licensor relating to the Software, for a period of ninety (90) following the date on which this Agreement will take effect; and (v) each Update will operate and otherwise be in substantial conformance with the specifications set forth in the end user or technical manuals, instructions or other similar documentation issued by Licensor relating to the Software, for a period of ninety (90) following the date on which such Update has been released by Licensor.

               (b) Licensee warrants that: (i) it has the full power and authority to enter into and perform this Agreement without the consent of any third party; and (ii) the entering into and performance of this Agreement will not violate any agreement or contract to which Licensor is a party.

          8.2  Warranty Limitations and Disclaimers.
               ------------------------------------

               (a) With respect to Software that does not perform substantially in accordance with the warranties set forth in Section 8.1(a)(iv) and
          (v) above, Licensor will provide Licensee with corrected or conforming code on an exchange basis as expeditiously as is reasonably practicable after receipt of written notification from Licensee. If Licensor is unable to provide a corrected copy of the Software within ninety (90) days of written notification, Licensee may elect to have Licensor, and Licensor will, and refund the fees paid for the Software under this Agreement, and this Agreement shall be terminate with respect to such Software. The provisions of this subsection (a) shall be Licensee's sole and exclusive remedy with respect to a breach of the warranty set forth in Section 8.1(a)(iv) or (v).

               (b) EXCEPT AS OTHERWISE EXPRESSLY STATED IN SECTIONS 8.1 OF THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED. WITHOUT LIMITING THE FOREGOING, LICENSOR EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.

          8.3  Limitations.  Except for breaches of Sections 6.0 and 2.0, and
               -----------
the indemnification obligation set forth in Section 8.9, neither party shall be entitled to indirect, incidental or consequential damages, including lost profits, based on any breach or default under this Agreement.

          8.4  Notices.  Whenever notice is required or permitted to be given or
               -------
delivery required to be made under the provisions of this License Agreement, such notice or delivery shall be given or made to the following addresses for the following parties:

          If to Licensor:

               Pure Software Inc.
               1309 South Mary Avenue
               Sunnyvale, California
               Attn:  President
               Telephone:  (408) 720-1600
               Facsimile:  (408) 720-9200

          If to Licensee:

               East, Inc.
               20 Maguire Road
               Lexington, Massachusetts  02173-3104
               Attn:  Vice President Finance and Administration
               Telephone:  (617) 676-2400
               Facsimile:  (617) 676-2420

          Notice shall be deemed duly given when the same has been (a) deposited with an overnight courier service or (b) deposited in the United States mail, with postage fully prepaid as certified or registered mail, addressed to the party at its address as it appears above.

          8.5  Freedom of Action.  Nothing in this Agreement shall be construed
               -----------------
as prohibiting or restricting either party from independently developing or acquiring and marketing materials and/or programs which are competitive with the Software.

          8.6  No Guarantee of Marketing Success.  Licensee makes no
               ---------------------------------
representations, warranties or promises, express or implied, to Licensor as to the success of its marketing efforts pursuant to this Agreement or with respect to the amount of payments that may accrue under the terms of this Agreement. Licensee shall have full freedom and flexibility in the design and implementation of its marketing program, including, without limitation, the selection of market channels, the timing and sequence of product announcements and roll-out programs, the level of effort to be devoted, the determination of pricing strategy, the specification of maintenance and support terms and conditions, and the offering of products in connection with or as a part of other software products and systems and with any computer hardware equipment.

          8.7  Compliance with Laws.  Except to the extent such obligation is
               --------------------
expressly assumed by Licensee, Licensor shall, at its own expense, comply with any laws relating to the sale, lease or license of the Software, and shall procure all licenses and pay all fees and other charges required thereby. Both Licensor and Licensee shall limit their actions hereunder, to conform to applicable laws regarding the export or re-export of any information, or any process, product or service, to countries specified as prohibited destinations, including the Regulations of the U.S. Department of Commerce and/or the U.S. State Department, to the extent applicable.

          8.9  Indemnities.
               -----------

               (a) Licensor agrees to protect, defend, hold harmless and indemnify Licensee from and against any and all claims, suits, proceedings or other actions arising out of any actual or alleged infringement or violation of any patent, copyright, trade secret or other proprietary or intellectual property right of a third party relating to the Software, but excluding claims of infringement based upon (i) modifications that were not performed by or on behalf of the Licensor or (ii) the use or combination of the Software with products that are not intended to be used with the Software. Licensor shall pay all damages, settlements, expenses and costs, including costs of investigation, court costs and attorneys' fees, incurred in connection with any such claim, suit, proceeding or other action, provided that such payment shall be contingent upon (i) prompt notice by Licensee to Licensor in accordance with Section 8.4 hereof of such claim and (ii) reasonable cooperation by Licensee with Licensor in the defense thereof, at Licensor's expense, and (iii) and granting Licensor the right to control the defense or settlement of any action or claim related thereto.

               (b) If Licensor reasonably believes the Software infringes a third party's proprietary or intellectual property right, or the Software is finally determined by a court of competent jurisdiction to so infringe, Licensor may, at its option, either procure for Licensee the right to continue exercising the rights and licenses granted Licensee under this Agreement notwithstanding the claimed infringement, or modify the Software so as to make it non-infringing without diminishing the features, functionality, performance or marketability of the Software. Without limiting Licensor's indemnification obligations, if Licensor fails to procure such a license or make such modifications, Licensee shall destroy any inventory of the Software it is then holding for distribution, and Licensor shall refund to Licensee all fees paid under this Agreement in an amount not to exceed the amount that Licensee refunds to its own customers in respect of the Software.

               (c) Licensee agrees to protect, defend, hold harmless and indemnify Licensor from and against any and all claims, suits, proceedings or other actions arising out of any actual or alleged infringement or violation of any patent, copyright, trade secret or other proprietary or intellectual property right of a third party relating to any New or Related Product, but excluding claims of infringement based upon (i) an infringement which arises because of an infringement subject to Section 8.9(a) above, (ii) modifications that were not performed by or on behalf of the Licensee or (iii) the use or combination of the New or Related Product with products that are not intended to be used with the New or Related Product. Licensee shall pay all damages, settlements, expenses and costs, including costs of investigation, court costs and attorneys' fees, incurred in connection with any such claim, suit, proceeding or other action, provided that such payment shall be contingent upon (i) prompt notice by Licensor to Licensee in accordance with Section 8.4 hereof of such claim and (ii) reasonable cooperation by Licensor with Licensee in the defense thereof, at Licensee's expense and (iii) and granting Licensee the right to control the defense or settlement of any action or claim related thereto.

          8.10  Independent Contractor.  Licensor is and shall remain an
                ----------------------
independent contractor with respect to all work completed pursuant to this Agreement. Neither Licensor nor any employee of Licensor shall be considered an employee or agent of Licensee for any purpose.

          8.11  No Assignment.  Except as provided in this Agreement, neither
                -------------
party may sell, transfer, assign, or subcontract any right or obligation set forth in this Agreement, without the prior written consent of the other party, except that each party may assign this contract to a successor to all or substantially all of its business and assets. In addition, Licensee may assign its rights and responsibilities under this Agreement to any of its affiliates, in whole or in part. Any act in derogation of the foregoing shall be null and void.

          8.12  Governing Law.  The validity, construction, and performance of
                -------------
this Agreement will be governed by the substantive law of the State of California.

          The parties further agree that any breach under Sections 2.2, 3.1, 6.0 and 8.2 of this Agreement is likely to result in irreparable injury and that the non-breaching party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for breaches of such sections of this Agreement to enforce the specific performance of such provisions of this Agreement.

          8.13  Amendments in Writing.  No amendment, modification or waiver of
                ---------------------
any provision of this Agreement shall be effective unless it is set forth in a writing which refers to the Agreement by number and the provisions so affected and is executed by an authorized representatives of both parties. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy.

          8.14  Entire Agreement.  Licensor agrees that it has assessed the
                ----------------
opportunity for marketing the Software independently of any representation or information provided by Licensee. The provisions of this Agreement constitute the entire agreement between the parties and supersede all prior agreements, oral or written, relating to the subject matter of this Agreement except any agreements specifically reference herein. Any terms contained in Licensor invoices, acknowledgments, shipping instructions or other forms shall be void and of no effect.

          8.15  Proprietary Rights.  The Software shall remain the exclusive
                ------------------
property of Licensor and all rights not expressly granted to Licensee are reserved. Licensee shall not modify, reverse engineer, disassemble or reverse compile any portion of the Software, provided that the foregoing shall not limit or affect Licensee's rights under any legislation implementing the EC Council Directive on the Legal Protection of Computer Programs.


                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives.

PURE SOFTWARE INC.                     ATRIA SOFTWARE, INC.




(Licensor)                             (Licensee)





By:_____________________________       By:____________________________





Name:_____________________________     Name:___________________________





Title:_____________________________    Title:____________________________

                                   EXHIBIT A
                                   ---------

                                   SCHEDULE B


Atria Software Support Services

This document outlines the standard software support program provided under annual support and maintenance contracts for Atria's software products. These services are provided for all of Atria's end-user customers and distributors participating in its program of prepaid product support, Monday through Friday, 8:00 AM to 9:00 PM Eastern time, exclusive of Atria holidays.

Support Terms

For the initial product licenses purchased by a customer, support commences on the date Atria ships the software, and the anniversary of this date will be the support renewal date for the licenses. If the customer later purchases additional licenses for the software, the support for these additional licenses will begin on the date that the licenses are invoiced, and the support fees for additional licenses will be prorated to the support renewal date of the initial licenses.

Except for the pro-rated term for additional licenses, a support term is one year long, and will be subject to renewal at the end of the one year term.
Atria will notify customers of the renewal fees then in effect prior to the renewal date. Support will expire automatically on the anniversary date unless renewed for the follow-on annual term. The fees for the renewal year shall be as specified in Atria's then current Price List. Customers may reinstate lapsed support by paying all support fees in arrears and all costs invoiced by Atria on a time and materials basis for updating the software to the current version. Atria retains the right to modify its support programs but only if the modifications apply generally to program customers.

Reporting Problems and Support Contacts

If you believe you have discovered a bug in ClearCase, please send your problem report via electronic mail to the email address of support@atria.com. An example template for a problem report is provided in the appendix of this document. If you have a problem which you feel is too urgent for a response by electronic mail, or a question which would be best answered via person-to-person conversation, please call the ClearCase Hotline at (617) 676-2450. During off hours and weekends and holidays, you may leave voice mail for the support engineers.

Whenever possible, please report bugs via electronic mail in preference to the Hotline. We can do our best job of supporting you when your problem reports include the transcripts and logs that can be easily included in an email message. We also require that you designate a primary and secondary contact who will be authorized support contacts. We believe that having designated and experienced support contacts can help minimize the turnaround time for resolving problems and answering questions. Accordingly, Atria may limit its telephone support to these authorized support contacts.

Atria's hotline and other support services are provided Monday through Friday, exclusive of Atria holidays. Hours of operation in the Lexington, Massachusetts support center are from 8:00 AM to 9:00 PM Eastern Standard (U.S.) Time, and in the Munich, Germany support center from 8:30 AM to 5:00 PM Central Europe Time. Weekend and Holiday hotline services may be offered by Atria for purchase separately by customers, depending on customer requests and Atria's staffing resources (this off-hours support must be purchased for all product licenses at the site requesting the support). Hotline services are limited in the scope of issues that can be addressed; significant problems may not be able to be resolved without engineering support, which is only available from the Lexington support center during normal hours of operation.

Definitions of Priorities

When reporting a problem, please indicate its priority according to the following definitions:

* Priority 1: Urgent problem: no useful work can be done. The current release should be patched if a permanent workaround cannot be found and the next release is not imminent.

* Priority 2: Serious problem: a major function is experiencing a reproducible problem which causes major inconvenience. The current release should be patched if a permanent workaround cannot be found and the next release is not imminent.

* Priority 3: Problem: an important function is experiencing an intermittent problem, or a common non-essential operation is failing consistently. The inconvenience can be tolerated until the next scheduled release.

* Priority 4: Minor problems: all other errors. The inconvenience is slight and can be tolerated.

*    Priority 5:  Request for enhancements.

Response Procedures

Atria responds to problem reports in three stages:

* 1st level response: Acknowledgment of receipt of problem report with written confirmation and assignment of error log number. If Atria disagrees with or has questions about the priority assigned to the problem, the acknowledgment will note the issue and the priority will be discussed with the reporting customer.

* 2nd level response: Temporary fix or workaround communicated to customer by electronic mail or other appropriate means. In the event that the problem could not be reproduced or diagnosed, the response will indicate such and may recommend actions to help in the diagnosis or request additional information.

* 3rd level response: Official fix, update, product release, or updated manuals. In the event that the problem still could not be reproduced or diagnosed, the problem report will be closed.

                                   page A-2

Response Times

The priority of a problem report will dictate response times as follows:

Priority   1st Level Response    2nd Level Response     3rd Level Response
1          1 day                 cont. effort           next release/30 days (1)
2          1 day                 10 days                next release/30 days (1)
3          5 days (2)            60 days                next release
4          5 days                next release           open (3)
5          5 days                open                   open

All "days" are business days.

Footnotes:
     (1) Atria wishes to solve P1 and P2 problems quickly while avoiding the need for frequent maintenance releases. If a permanent workaround can be found which minimizes customer inconvenience, the problem will be downgraded to P3 and a final fix in the software will be deferred until the next release. If a satisfactory workaround cannot be found and the problem requires a software fix, an update will be made available within thirty days (even sooner if possible) and a final fix will be included in the next release.

     (2) If Atria wants the customer to preserve information or take further diagnostic actions for a P3 problem, it will provide a first level response as soon as possible after receipt of the problem report.

     (3) Atria will fix as many P4 problems as possible in the next release, but will not delay a release for a P4 problem.

                            Problem Report Template

Please provide the following information when reporting problems:

Reported by:                (include your name, email address, and phone number)
At company:                 (name of your company)
Date reported:              (date of initial report)
Type/version of software
exhibiting problem:         (type "cleartool -ver" in your shell)
Platform(s) exhibiting
 the problem:               (brand and software release, e.g. Sun 1.1)
Priority:                   (according to the definitions on page 1)

Please describe the problem as fully as possible, giving all relevant information. Whenever possible, include (i) a description of a procedure which reproduces the problem, (ii) a shell transcript which exhibits the problem, including prior commands and resulting error messages, and (iii) relevant excerpts from ClearCase log files).

                                   PAGE A-3